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                                                                 Exhibit (10)(j)


                 SECOND AMENDMENT TO THE SUNDSTRAND CORPORATION
                           DIRECTOR COMPENSATION PLAN


         WHEREAS, the Sundstrand Corporation Director Compensation Plan was established effective as of August 1, 1994; and

         WHEREAS, the Plan has heretofore been amended on one occasion by an amendment adopted November 18, 1997, but made effective as of April 21, 1998; and

         WHEREAS, it has been determined that it is in the best interest of the Corporation to amend the Plan further to make it consistent with other plans maintained by the Corporation and to make it easier to administer.

         NOW, THEREFORE, effective as of December 8, 1998, the Sundstrand Corporation Director Compensation Plan is amended as follows:

         1. The second sentence of Section 1.1 of Article 1. of the Plan is amended by inserting after the words "Common Stock" where they appear therein the words "or in Restricted Stock Units".

         2. Section (c) of Article 2 of the Plan is changed to provide as follows:

         "'Fair Market Value' means the average of the highest and lowest quoted selling prices for Shares on the relevant date, or (if there were no sales on such date) the average of the means between the highest and lowest quoted selling prices for Shares on the nearest day before and the nearest day after the relevant date, as determined by the Committee (as defined in Section 3.1 hereof).

         3. Article 2 of the Plan is changed by adding new Sections (h), (i) and
(j) which shall provide as follows:

         "(h)     'Change in Control' means any of the following events:

                  (i) The acquisition (other than from the Company) by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the '1934 Act')) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities;

                  (ii) The individuals who, as of the date hereof, are members of the Board (the 'Incumbent Board'), cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the Company stockholders, of any new director was approved by a vote of a majority of

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                           the Incumbent Board, and such new director shall, for
                           purposes of this Plan, be considered as a member of the Incumbent Board; or

                  (iii) (A) A merger or consolidation involving the Company (or any direct or indirect subsidiary of the Company) or (B) the issuance of shares of capital stock of the Company in connection with a merger or consolidation involving the Company (or any direct or indirect subsidiary of the Company) if, in the case of clause
                           (A) or clause (B), the stockholders of the Company immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, immediately following such merger or consolidation, more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the person issuing securities in the merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; provided, however, that for purposes of clause (A) and clause (B), voting securities of the Company issued in connection with the merger or consolidation, including securities to cover stock options or cure 'tainted' shares (whether issued in the merger or consolidation or pursuant to a public or private offering related thereto), shall be treated as having been issued in such merger or consolidation and not as having been outstanding immediately prior to such merger or consolidation or
                           (C) a complete liquidation or dissolution of the Company or consummation of the sale or other disposition of all or substantially all of the assets of the Company.

                           Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to clause (i) of this paragraph (h) of Article 2, solely because twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities is acquired by (I) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (II) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

         (i) 'Restricted Stock Unit' means an Award granted under Article __ herein.

         (j) 'Restricted Stock Unit Certificate' means a certificate setting forth the terms and provisions applicable to Restricted Stock Units granted to a Director."


         4. Section 3.2 of Article 3. of the Plan is amended to provide as follows:



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                  "Administration. The Committee shall have the full power,
                  discretion and authority to interpret and administer the Plan consistent with Plan provisions; provided, however, in no event shall the Committee have the power to determine the persons eligible to participate in the Plan, or the number, price or timing of Shares or Restricted Stock Units to be issued under the Plan, all such determinations being automatic pursuant to Plan provisions. Any action taken by the Committee with respect to the administration of the Plan which would result in any Director ceasing to be a 'disinterested person' for purposes of any other plan maintained by the Company within the meaning of Rule 16b-3 of the Exchange Act, shall be null and void."

                  5. Article 6 of the Plan is changed to provide as follows:

                  "Article 6. Payment of or Conversion to Shares or Restricted Stock Units

                  6.1 Subject to the terms and provisions of the Plan, the Annual Retainer of a nonemployee Director who, with respect to the period following an Annual Meeting of Stockholders of the Company, has elected to have such Annual Retainer paid in Shares, shall be paid as of the date of such Annual Meeting in Shares, the Fair Market Value of which on the fifth business day prior to the date of such Annual Meeting, shall equal the Annual Retainer. The foregoing notwithstanding, in the event the conversion of the Annual Retainer into Shares would result in the issuance of a fractional share, the Annual Retainer shall be increased by the amount necessary to eliminate the need to issue such fractional Share.

                  6.2 Subject to the terms and provisions of the Plan, the Additional Annual Retainer of a Director with respect to the period following an Annual Meeting of Shareholders of the Company commencing with the 1998 Annual Meeting, shall be converted as of the date of such Annual Meeting into Shares, the Fair Market Value of which on the fifth business day prior to the date of such Annual Meeting, shall equal the Additional Annual Retainer. The foregoing notwithstanding, in the event the conversion of the Additional Annual Retainer into Shares would result in the issuance of a fractional share, the Additional Annual Retainer shall be increased by the amount necessary to eliminate the need to issue such fractional Share.


                  6. Article 8 of the Plan is changed to provide as follows:

                  "Article 8. Amendment, Modification and Termination

                  The Board has the authority at any time to amend, modify or terminate the Plan; provided, however, that the Plan may not be amended more than once every six months other than to bring it into compliance with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules

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                  thereunder. No such amendment, modification or termination, however, may change the Plan in a way that (i) impairs any benefit theretofore accrued hereunder by any Director and (ii) in the event of a Change in Control, is adverse to the rights of any Director, in the case of either (i) or (ii) without the Director's prior written consent. The immediately preceding sentence may not under any circumstances be amended at any time after September 22, 1998, and any effort to change such sentence shall be null, void and of no force or effect. In addition, no such amendment, modification or termination of the Plan may occur without the approval of the stockholders of the Company, if stockholder approval for such amendment, modification or termination is required by the federal securities laws, any national securities exchange or system on which the Shares are then listed or reported, or a regulatory body having jurisdiction with respect thereto.


         7. The Plan is changed by adding a new Article 12. to follow Article
11. which shall provide as follows:

         "12.1 Occurrence of a Change of Control. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited by the terms of applicable law or regulation:

                  (a) Any Periods of Restriction and other restrictions imposed on Shares of Restricted Stock or Restricted Stock Units shall immediately terminate; and

                  (b) Subject to Article 8 herein, the Committee, before the effective date of the Change in Control, shall have the authority to make any modifications to the Awards and any modifications to a deferral of Restricted Stock Units as determined by the Committee, after consultation with the holder of the Award or deferred Restricted Stock Units, to be appropriate.


         Executed at Rockford, Illinois as of the 8th day of December, 1998.



                                       SUNDSTRAND CORPORATION



                                       By: /s/ Paul Donovan
                                           ----------------------------
                                              Paul Donovan
                                              Its:  Executive Vice President and
                                                    Chief Financial Officer